EXHIBIT 99.1

October 2, 2007

Michael Hill
CEO
Commerce Planet
30 S. La Patera Ln. Suite #8
Goleta, CA 93117

Dear Michael:

With this letter, I hereby submit my resignation from Commerce Planet, Inc., effective October 25, 2007.

It has been a pleasure serving as the Chief Financial Officer of Commerce Planet.  I have found my tenure here to be both professionally challenging and personally enjoyable and I believe we have made significant progress as a management team.  However, I believe another position will better suit my personal needs, goals, and career direction.

At your convenience, I will be glad to discuss the reassignment of my work to others.

I wish you good luck and continued success.

Sincerely,

/s/ David Foucar
David Foucar
Chief Financial Officer